UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2017

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14750 Dallas Parkway, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

SWK Holdings Corporation (the “Company”) held its 2017 annual meeting of stockholders on May 22, 2017. At the meeting, the Company’s stockholders elected D. Blair Baker, Christopher W. Haga, and Edward B. Stead, to serve as directors for a term expiring in 2018. Additionally, stockholders voted to ratify the selection of BPM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Stockholders also voted affirmatively on an advisory basis to approve the compensation to certain executives.

1.	Election of Directors

Nominee	For	Withhold Authority	Broker Non-Votes
D. Blair Baker	9,243,555	1,270,918	943,988
Christopher W. Haga	9,242,573	1,271,900	943,988
Edward B. Stead	10,294,719	219,754	943,988

2.	Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
11,401,021	54,343	3,097	0

3.	Executive Compensation

For	Against	Abstain	Broker Non-Votes
10,269,022	7,559	237,892	943,988

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ WINSTON BLACK
Winston Black
Chief Executive Officer

Date: May 26, 2017